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FOR IMMEDIATE RELEASE                             CONTACT: Eugene G. Ballard
                                                           Senior Vice President
                                                           203-629-3000



                      JOHN D. VOLLARO RESIGNS AS PRESIDENT
                          OF W. R. BERKLEY CORPORATION

Greenwich, Connecticut, January 24, 2000 - - W. R. Berkley Corporation (NASDAQ:
BKLY) announced today that its president and chief operating officer, John D. Vollaro, has resigned, effective March 1, 2000. William R. Berkley, chairman and chief executive officer of the Company, will assume the position of president.

Mr. Berkley said, "John made many valuable contributions to the Company in a variety of positions during his 25-year tenure here. He joined the Company as controller in 1974 and for the past five years has been president and chief operating officer. We wish him well in his new endeavors."

W. R. Berkley Corporation is a holding company which, through its subsidiaries, operates in all segments of the property casualty insurance business. The Company's operating units are grouped for management purposes into five segments according to market served: Regional Property Casualty Insurance, Reinsurance, Specialty Insurance, Alternative Markets and International. The Company's common stock is traded on the NASDAQ National Market.



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